Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contacts: Andrew Wamser (954) 769-7023 wamsera@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation Reports All-Time Record Quarterly EPS from Continuing Operations

•	EPS from continuing operations an all-time record $0.90, up 20% compared to the year-ago period

•
Total revenue of $4.9 billion, up 10% compared to the year-ago period, increasing across all major business sectors; operating income of $207 million, an increase of 11% compared to the year-ago period

•	Total retail new and used vehicle unit sales are up 8% compared to the year-ago period

•	AutoNation completed acquisition of Mercedes-Benz, Audi, Porsche, and Volvo stores in Seattle-Bellevue, Washington and today announced the award of a new Porsche franchise in Orange County, California

•	In 2014, AutoNation has repurchased 8% of its outstanding shares; AutoNation today announced that the Board of Directors increased share repurchase authorization by $250 million

FORT LAUDERDALE, Fla., (October 28, 2014) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported 2014 third quarter net income from continuing operations of $107 million, or $0.90 per share, compared to net income from continuing operations of $93 million, or $0.75 per share, for the same period in the prior year, a 20% improvement on a per-share basis.
2014 third quarter revenue totaled $4.9 billion, compared to $4.5 billion in the year-ago period, an increase of 10%, driven by stronger performance in all of the Company’s business sectors - new vehicles, used vehicles, parts and service, and finance and insurance. AutoNation’s retail new vehicle unit sales increased 9% overall and 7% on a same store basis, and retail used vehicle unit sales increased 7% overall and 6% on a same store basis.
Mike Jackson, Chairman and Chief Executive Officer, said, “AutoNation delivered its 16th consecutive quarter of double-digit year-over-year growth in EPS. This quarter we set another record for the highest ever quarterly EPS from continuing operations. As we look to 2015, we expect continued growth in new vehicle unit sales, with 2015 industry new vehicle sales above 17 million units.”
Acquisitions
In October 2014, AutoNation completed the acquisition of Mercedes-Benz of Bellevue, Barrier Audi, Barrier Porsche, and Barrier Volvo in the Seattle-Bellevue, Washington market. The annual revenue for these stores is approximately $355 million.
AutoNation also today announced that Porsche Cars North America has awarded a new Porsche franchise to AutoNation in Orange County, California. AutoNation expects that the new store will open in 2016 and currently anticipates annual revenue of approximately $100 million once fully operational.
Share Repurchase
During the third quarter of 2014, AutoNation repurchased 4.4 million shares of common stock for an aggregate purchase price of $235.9 million. Since January 1, 2014, through October 27, 2014, AutoNation has repurchased 8% of its outstanding shares (based on shares outstanding as of December 31, 2013). AutoNation today announced that the Board of Directors authorized the repurchase of up to an additional $250 million of AutoNation common stock. With the increased authorization, AutoNation has approximately $281 million remaining Board authorization for share repurchase. As of October 27, 2014, AutoNation had approximately 113 million shares outstanding.

Segment results(1) for the third quarter of 2014 were as follows:

•	Domestic – Domestic segment income(2) was $77 million compared to year-ago segment income of $64 million, an increase of 19%.

•	Import – Import segment income(2) was $77 million compared to year-ago segment income of $73 million, an increase of 6%.

•	Premium Luxury – Premium Luxury segment income(2) was $84 million compared to year-ago segment income of $74 million, an increase of 13%.
For the nine-month period ended September 30, 2014, the Company reported adjusted net income from continuing operations of $298 million, or $2.48 per share, compared to net income from continuing operations of $266 million, or $2.16 per share, for the same period in the prior year, an improvement of 15% on a per-share basis. On a GAAP basis, net income from continuing operations for the nine-month period ended September 30, 2014 was $303 million, or $2.52 per share. Reconciliations of non-GAAP financial measures are included in the attached financial tables. The Company’s revenue for the nine-month period ended September 30, 2014, totaled $14.1 billion, up 8% compared to $13.0 billion for the same period in the prior year.
The third quarter conference call may be accessed by telephone at (888) 769-8515 (password: AutoNation) at 11:00 a.m. Eastern Time or on AutoNation’s investor relations website at http://investors.autonation.com.
The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on October 28, 2014, through November 8, 2014 by calling (866) 509-3932 (password 75300).

(1)
AutoNation has three reportable segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Chrysler; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, and Audi.

(2)	Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation is transforming the automotive retail industry through bold leadership. We deliver a superior automotive retail experience through our customer-focused sales and service processes. Owning and operating 277 new vehicle franchises, which sell 34 new vehicle brands across 15 states, AutoNation is America’s largest automotive retailer, with state-of-the-art operations and the ability to leverage economies of scale that benefit the customer. As an indication of our leadership position in our industry, AutoNation is a component of the S&P 500 Index.
Please visit investors.autonation.com, www.autonation.com, www.twitter.com/autonation, www.twitter.com/CEOMikeJackson, www.facebook.com/autonation, and www.facebook.com/CEOMikeJackson, where AutoNation discloses additional information about the Company, its business, and its results of operations.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as "anticipates," "expects," "intends," "goals," "plans," "believes," "continues," "may," "will," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our expectations for the future performance of our franchises and the automotive retail industry, as well as statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; economic conditions generally; conditions in the credit markets and changes in interest rates; the success and financial viability of vehicle manufacturers and distributors with which we hold franchises; factors affecting our goodwill and other intangible asset impairment testing; natural disasters and other adverse weather events; restrictions imposed by vehicle manufacturers; the resolution of legal and administrative proceedings; regulatory factors affecting our business; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
NON-GAAP FINANCIAL MEASURES
This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and earnings per share from continuing operations, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company's disclosure, provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company's results from its core business operations.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
($ in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
New vehicle	$2,823.6	$2,561.6	$7,989.1	$7,312.9
Used vehicle	1,148.5	1,044.7	3,280.5	3,110.9
Parts and service	717.4	653.8	2,093.2	1,946.3
Finance and insurance, net	196.5	174.9	554.3	504.4
Other	23.0	35.8	143.9	119.2
Total revenue	4,909.0	4,470.8	14,061.0	12,993.7
Cost of sales:
New vehicle	2,666.5	2,406.2	7,524.5	6,866.6
Used vehicle	1,060.1	964.2	3,008.5	2,860.3
Parts and service	413.7	376.7	1,202.0	1,116.7
Other	15.8	27.1	120.8	93.4
Total cost of sales	4,156.1	3,774.2	11,855.8	10,937.0
Gross profit	752.9	696.6	2,205.2	2,056.7
Selling, general and administrative expenses	522.3	485.1	1,547.6	1,452.5
Depreciation and amortization	27.2	24.1	79.0	70.1
Other expenses (income), net	(4.0)	0.2	(15.7)	(3.4)
Operating income	207.4	187.2	594.3	537.5
Non-operating income (expense) items:
Floorplan interest expense	(13.1)	(12.7)	(39.6)	(39.2)
Other interest expense	(21.7)	(22.3)	(64.6)	(66.6)
Interest income	0.1	0.1	0.2	0.2
Other income (loss), net	1.1	(0.7)	3.5	2.2
Income from continuing operations before income taxes	173.8	151.6	493.8	434.1
Income tax provision	67.1	58.8	190.9	168.0
Net income from continuing operations	106.7	92.8	302.9	266.1
Loss from discontinued operations, net of income taxes	(0.2)	(0.2)	(0.9)	(0.6)
Net income	$106.5	$92.6	$302.0	$265.5
Diluted earnings (loss) per share*:
Continuing operations	$0.90	$0.75	$2.52	$2.16
Discontinued operations	$—	$—	$(0.01)	$—
Net income	$0.90	$0.75	$2.51	$2.15
Weighted average common shares outstanding	118.5	123.5	120.2	123.3
Common shares outstanding, net of treasury stock, at period end	114.5	121.8	114.5	121.8

* Earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2014	2013	$ Variance	% Variance	2014	2013	$ Variance	% Variance
Revenue:
New vehicle	$2,823.6	$2,561.6	$262.0	10.2	$7,989.1	$7,312.9	$676.2	9.2
Retail used vehicle	1,046.2	933.0	113.2	12.1	2,981.1	2,786.2	194.9	7.0
Wholesale	102.3	111.7	(9.4)	(8.4)	299.4	324.7	(25.3)	(7.8)
Used vehicle	1,148.5	1,044.7	103.8	9.9	3,280.5	3,110.9	169.6	5.5
Finance and insurance, net	196.5	174.9	21.6	12.3	554.3	504.4	49.9	9.9
Total variable operations	4,168.6	3,781.2	387.4	10.2	11,823.9	10,928.2	895.7	8.2
Parts and service	717.4	653.8	63.6	9.7	2,093.2	1,946.3	146.9	7.5
Other	23.0	35.8	(12.8)		143.9	119.2	24.7
Total revenue	$4,909.0	$4,470.8	$438.2	9.8	$14,061.0	$12,993.7	$1,067.3	8.2
Gross profit:
New vehicle	$157.1	$155.4	$1.7	1.1	$464.6	$446.3	$18.3	4.1
Retail used vehicle	91.8	80.4	11.4	14.2	273.3	247.1	26.2	10.6
Wholesale	(3.4)	0.1	(3.5)		(1.3)	3.5	(4.8)
Used vehicle	88.4	80.5	7.9	9.8	272.0	250.6	21.4	8.5
Finance and insurance	196.5	174.9	21.6	12.3	554.3	504.4	49.9	9.9
Total variable operations	442.0	410.8	31.2	7.6	1,290.9	1,201.3	89.6	7.5
Parts and service	303.7	277.1	26.6	9.6	891.2	829.6	61.6	7.4
Other	7.2	8.7	(1.5)		23.1	25.8	(2.7)
Total gross profit	752.9	696.6	56.3	8.1	2,205.2	2,056.7	148.5	7.2
Selling, general and administrative expenses	522.3	485.1	(37.2)	(7.7)	1,547.6	1,452.5	(95.1)	(6.5)
Depreciation and amortization	27.2	24.1	(3.1)		79.0	70.1	(8.9)
Other expenses (income), net	(4.0)	0.2	4.2		(15.7)	(3.4)	12.3
Operating income	207.4	187.2	20.2	10.8	594.3	537.5	56.8	10.6
Non-operating income (expense) items:
Floorplan interest expense	(13.1)	(12.7)	(0.4)		(39.6)	(39.2)	(0.4)
Other interest expense	(21.7)	(22.3)	0.6		(64.6)	(66.6)	2.0
Interest income	0.1	0.1	—		0.2	0.2	—
Other income (loss), net	1.1	(0.7)	1.8		3.5	2.2	1.3
Income from continuing operations before income taxes	$173.8	$151.6	$22.2	14.6	$493.8	$434.1	$59.7	13.8
Retail vehicle unit sales:
New	83,682	76,943	6,739	8.8	235,459	218,454	17,005	7.8
Used	56,584	52,659	3,925	7.5	161,376	155,280	6,096	3.9
	140,266	129,602	10,664	8.2	396,835	373,734	23,101	6.2
Revenue per vehicle retailed:
New	$33,742	$33,292	$450	1.4	$33,930	$33,476	$454	1.4
Used	$18,489	$17,718	$771	4.4	$18,473	$17,943	$530	3.0
Gross profit per vehicle retailed:
New	$1,877	$2,020	$(143)	(7.1)	$1,973	$2,043	$(70)	(3.4)
Used	$1,622	$1,527	$95	6.2	$1,694	$1,591	$103	6.5
Finance and insurance	$1,401	$1,350	$51	3.8	$1,397	$1,350	$47	3.5
Total variable operations(1)	$3,175	$3,169	$6	0.2	$3,256	$3,205	$51	1.6

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended September 30,		Nine Months Ended September 30,
	2014 (%)	2013 (%)	2014 (%)	2013 (%)
Revenue mix percentages:
New vehicle	57.5	57.3	56.8	56.3
Used vehicle	23.4	23.4	23.3	23.9
Parts and service	14.6	14.6	14.9	15.0
Finance and insurance, net	4.0	3.9	3.9	3.9
Other	0.5	0.8	1.1	0.9
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	20.9	22.3	21.1	21.7
Used vehicle	11.7	11.6	12.3	12.2
Parts and service	40.3	39.8	40.4	40.3
Finance and insurance	26.1	25.1	25.1	24.5
Other	1.0	1.2	1.1	1.3
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	5.6	6.1	5.8	6.1
Used vehicle - retail	8.8	8.6	9.2	8.9
Parts and service	42.3	42.4	42.6	42.6
Total	15.3	15.6	15.7	15.8
Selling, general and administrative expenses	10.6	10.9	11.0	11.2
Operating income	4.2	4.2	4.2	4.1
Operating items as a percentage of total gross profit:
Selling, general and administrative expenses	69.4	69.6	70.2	70.6
Operating income	27.5	26.9	26.9	26.1

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2014	2013	$ Variance	% Variance	2014	2013	$ Variance	% Variance
Revenue:
Domestic	$1,660.7	$1,491.2	$169.5	11.4	$4,738.6	$4,384.5	$354.1	8.1
Import	1,787.8	1,695.5	92.3	5.4	5,055.0	4,828.5	226.5	4.7
Premium luxury	1,422.9	1,247.4	175.5	14.1	4,161.2	3,662.7	498.5	13.6
Total	4,871.4	4,434.1	437.3	9.9	13,954.8	12,875.7	1,079.1	8.4
Corporate and other	37.6	36.7	0.9	2.5	106.2	118.0	(11.8)	(10.0)
Total consolidated revenue	$4,909.0	$4,470.8	$438.2	9.8	$14,061.0	$12,993.7	$1,067.3	8.2

*Segment income
Domestic	$76.7	$64.2	$12.5	19.5	$211.0	$188.9	$22.1	11.7
Import	77.1	72.7	4.4	6.1	220.0	216.6	3.4	1.6
Premium luxury	84.0	74.2	9.8	13.2	253.1	218.7	34.4	15.7
Total	237.8	211.1	26.7	12.6	684.1	624.2	59.9	9.6
Corporate and other	(43.5)	(36.6)	(6.9)		(129.4)	(125.9)	(3.5)
Add: Floorplan interest expense	13.1	12.7	0.4		39.6	39.2	0.4
Operating income	$207.4	$187.2	$20.2	10.8	$594.3	$537.5	$56.8	10.6

* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense

Retail new vehicle unit sales:
Domestic	27,041	25,107	1,934	7.7	77,038	72,842	4,196	5.8
Import	41,765	38,906	2,859	7.3	116,375	108,382	7,993	7.4
Premium luxury	14,876	12,930	1,946	15.1	42,046	37,230	4,816	12.9
	83,682	76,943	6,739	8.8	235,459	218,454	17,005	7.8

Brand Mix - New Vehicle Retail Units Sold	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014 (%)	2013 (%)	2014 (%)	2013 (%)
Domestic:
Ford, Lincoln	16.3	17.4	16.9	17.8
Chevrolet, Buick, Cadillac, GMC	9.6	10.1	9.8	10.3
Chrysler, Jeep, Dodge	6.4	5.1	6.0	5.2
Domestic total	32.3	32.6	32.7	33.3
Import:
Honda	12.2	12.5	12.0	11.8
Toyota	20.0	19.7	19.6	19.9
Nissan	10.7	10.7	10.9	10.6
Other imports	7.0	7.7	6.9	7.4
Import total	49.9	50.6	49.4	49.7
Premium Luxury:
Mercedes-Benz	7.0	6.8	7.2	7.1
BMW	4.7	4.6	4.7	4.7
Lexus	2.6	2.2	2.6	2.2
Audi	1.6	1.2	1.4	1.2
Other premium luxury (Land Rover, Porsche)	1.9	2.0	2.0	1.8
Premium Luxury total	17.8	16.8	17.9	17.0
	100.0	100.0	100.0	100.0

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Capital expenditures (1)	$52.0	$85.3	$139.8	$139.9
Cash paid for acquisitions	$13.3	$0.4	$13.3	$72.9
Proceeds from exercises of stock options	$7.5	$9.9	$29.6	$20.5
Stock repurchases:
Aggregate purchase price	$235.9	$—	$415.7	$4.9
Shares repurchased (in millions)	4.4	—	8.0	0.1

Floorplan Assistance and Expense	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	Variance	2014	2013	Variance
Floorplan assistance earned (included in cost of sales)	$27.4	$24.7	$2.7	$78.1	$67.1	$11.0
New vehicle floorplan interest expense	(12.5)	(12.1)	(0.4)	(37.8)	(37.4)	(0.4)
Net new vehicle inventory carrying benefit	$14.9	$12.6	$2.3	$40.3	$29.7	$10.6

Balance Sheet and Other Highlights	September 30, 2014	December 31, 2013	September 30, 2013
Cash and cash equivalents	$67.5	$69.2	$68.3
Inventory	$2,691.4	$2,827.2	$2,504.8
Total floorplan notes payable	$2,774.7	$3,029.0	$2,600.9
Non-vehicle debt	$1,933.0	$1,839.9	$1,856.8
Equity	$2,012.0	$2,061.7	$1,993.4

New days supply (industry standard of selling days) (2)	57 days	62 days	58 days
Used days supply (trailing calendar month days)	32 days	35 days	31 days

Key Credit Agreement Covenant Compliance Calculations
Ratio of funded indebtedness/
Adjusted EBITDA		2.19x
Covenant	less than or equal to	3.75x

Ratio of funded indebtedness including floorplan/
Total capitalization including floorplan		57.1%
Covenant	less than or equal to	65.0%

(1) Includes accrued construction in progress and excludes property acquired under capital leases.
(2) As of December 31, 2013, we have revised our method of calculating new vehicle days supply to exclude fleet sales and in-transit inventory. We have revised prior periods to conform to our revised method of calculation.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations*	Three Months Ended September 30,
	Net Income		Diluted Earnings Per Share**
	2014	2013	2014	2013
As reported	$106.5	$92.6	$0.90	$0.75
Discontinued operations, net of income taxes	0.2	0.2	$—	$—
From continuing operations, as reported	106.7	92.8	$0.90	$0.75

Adjusted	$106.7	$92.8	$0.90	$0.75

	Nine Months Ended September 30,
	Net Income		Diluted Earnings Per Share**
	2014	2013	2014	2013
As reported	$302.0	$265.5	$2.51	$2.15
Discontinued operations, net of income taxes	0.9	0.6	$0.01	$—
From continuing operations, as reported	302.9	266.1	$2.52	$2.16
Net gain related to business/property dispositions	(5.0)	—	$(0.04)	$—
Adjusted	$297.9	$266.1	$2.48	$2.16

*	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
**	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2014	2013	$ Variance	% Variance	2014	2013	$ Variance	% Variance
Revenue:
New vehicle	$2,784.9	$2,556.4	$228.5	8.9	$7,855.7	$7,294.7	$561.0	7.7
Retail used vehicle	1,034.7	931.8	102.9	11.0	2,938.8	2,780.3	158.5	5.7
Wholesale	101.2	111.0	(9.8)	(8.8)	294.5	323.3	(28.8)	(8.9)
Used vehicle	1,135.9	1,042.8	93.1	8.9	3,233.3	3,103.6	129.7	4.2
Finance and insurance, net	194.2	174.7	19.5	11.2	546.6	503.4	43.2	8.6
Total variable operations	4,115.0	3,773.9	341.1	9.0	11,635.6	10,901.7	733.9	6.7
Parts and service	710.3	652.2	58.1	8.9	2,062.7	1,940.3	122.4	6.3
Other	22.8	35.3	(12.5)		136.9	118.0	18.9
Total revenue	$4,848.1	$4,461.4	$386.7	8.7	$13,835.2	$12,960.0	$875.2	6.8

Gross profit:
New vehicle	$154.7	$155.1	$(0.4)	(0.3)	$456.7	$445.2	$11.5	2.6
Retail used vehicle	90.6	80.3	10.3	12.8	268.8	246.4	22.4	9.1
Wholesale	(3.4)	0.1	(3.5)		(1.4)	3.6	(5.0)
Used vehicle	87.2	80.4	6.8	8.5	267.4	250.0	17.4	7.0
Finance and insurance	194.2	174.7	19.5	11.2	546.6	503.4	43.2	8.6
Total variable operations	436.1	410.2	25.9	6.3	1,270.7	1,198.6	72.1	6.0
Parts and service	300.5	276.5	24.0	8.7	877.7	827.1	50.6	6.1
Other	7.1	8.4	(1.3)		23.1	25.7	(2.6)
Total gross profit	$743.7	$695.1	$48.6	7.0	$2,171.5	$2,051.4	$120.1	5.9

Retail vehicle unit sales:
New	82,447	76,739	5,708	7.4	230,814	217,745	13,069	6.0
Used	55,943	52,565	3,378	6.4	158,632	154,882	3,750	2.4
	138,390	129,304	9,086	7.0	389,446	372,627	16,819	4.5

Revenue per vehicle retailed:
New	$33,778	$33,313	$465	1.4	$34,035	$33,501	$534	1.6
Used	$18,496	$17,727	$769	4.3	$18,526	$17,951	$575	3.2

Gross profit per vehicle retailed:
New	$1,876	$2,021	$(145)	(7.2)	$1,979	$2,045	$(66)	(3.2)
Used	$1,620	$1,528	$92	6.0	$1,694	$1,591	$103	6.5
Finance and insurance	$1,403	$1,351	$52	3.8	$1,404	$1,351	$53	3.9
Total variable operations(1)	$3,176	$3,172	$4	0.1	$3,266	$3,207	$59	1.8

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended September 30,		Nine Months Ended September 30,
	2014 (%)	2013 (%)	2014 (%)	2013 (%)
Revenue mix percentages:
New vehicle	57.4	57.3	56.8	56.3
Used vehicle	23.4	23.4	23.4	23.9
Parts and service	14.7	14.6	14.9	15.0
Finance and insurance, net	4.0	3.9	4.0	3.9
Other	0.5	0.8	0.9	0.9
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	20.8	22.3	21.0	21.7
Used vehicle	11.7	11.6	12.3	12.2
Parts and service	40.4	39.8	40.4	40.3
Finance and insurance	26.1	25.1	25.2	24.5
Other	1.0	1.2	1.1	1.3
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross Profit:
New vehicle	5.6	6.1	5.8	6.1
Used vehicle - retail	8.8	8.6	9.1	8.9
Parts and service	42.3	42.4	42.6	42.6
Total	15.3	15.6	15.7	15.8